EXHIBIT 10.3

Form of Amendment

Effective May 9, 2005, each of our long-term incentive plans (the “Plans”) are amended and restated to conform to our current practice in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 to prohibit executive officers from delivering promissory notes to the Company in connection with the exercise of Awards granted under the Plans.